As filed with the Securities and Exchange Commission on October 8, 2019
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

LOOP INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	4813	27-2094706
(State or other jurisdiction ofincorporation or organization)	(Primary Standard IndustrialClassification Code Number)	(I.R.S. EmployerIdentification Number)

480 Fernand-Poitras
Terrebonne, Québec, Canada, J6Y 1Y4

(450) 951-8555
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Daniel Solomita,
President and Chief Executive Officer
Loop Industries, Inc.
480 Fernand-Poitras
Terrebonne, Québec, Canada, J6Y 1Y4
(450) 951-8555
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin J. Waters, Esq. Megan J. Baier, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 1301 Avenue of the Americas New York, NY 10019 (212) 999-5800	Robert C. Kim Ballard Spahr LLP One Summerlin 1980 Festival Plaza Drive, Suite 900 Las Vegas, NV 89135 (702) 471-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	2,081,451 shares	$12.50	$26,018,137.50	$3,377.15
Total Registration Fee			$26,018,137.50	$3,377.15

(1)
This registration statement registers the shares of Loop Industries, Inc. Common Stock (the “Common Stock”) issued and issuable (A) upon conversion of (i) convertible notes issued on November 13, 2018 and January 3, 2019 (the “2018 Convertible Notes”) at a conversion price of $8.55 per share, (ii) warrants to acquire an additional 50% of the shares issued upon the conversion of the 2018 Convertible Notes at a conversion price of $8.55 per share, (iii) convertible notes issued on January 15, 2019 and January 21, 2019 (the “2019 Convertible Notes”) at a conversion price of $8.10 per share, and (iv) warrants to acquire an additional 50% of the shares issued upon the conversion of the 2019 Convertible Notes at a conversion price of $9.32 per share; and (B) pursuant to a settlement agreement and release that we entered into with certain of the Selling Stockholders on February 25, 2019. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement is also registering an indeterminate number of shares of Common Stock that may be issued as a result of stock splits, stock dividends or similar transactions.
(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon a $12.50 per share average of high and low prices of the registrant’s Common Stock as reported on The Nasdaq Global Market on October 7, 2019.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

i

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 8, 2019.

2,081,451 Shares of Common Stock

Offered by Selling Stockholders

This prospectus relates to an aggregate of up to 2,081,451 shares of our Common Stock, par value $0.0001 per share, that we have issued to certain of the Selling Stockholders, and that we have issued or may issue upon conversion or exercise of certain of our notes or warrants, as applicable, and that may be resold from time to time from Selling Stockholders named in this prospectus. The registration of the offer and sale of the shares of Common Stock covered by this prospectus does not necessarily mean that any of the shares of Common Stock will be offered or sold by the Selling Stockholders.

We will receive no proceeds from any sale or disposition of the shares of our Common Stock registered hereunder that are sold by the Selling Stockholders, or interests therein, but we have agreed to pay certain registration expenses.

Our Common Stock is listed on the Nasdaq Global Market under the symbol “LOOP.” On October 7, 2019, the reported closing sale price of our Common Stock on the Nasdaq Global Market was $12.29 per share.

The Selling Stockholders identified in this prospectus, or their permitted transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We provide additional information about how the Selling Stockholders may sell their shares of Common Stock in the section entitled “Plan of Distribution” beginning on page 13 of this prospectus. We will not be paying any underwriting discounts or selling commissions in connection with any offering of Common Stock under this prospectus.

Investing in our Common Stock involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 5 of this prospectus and “Item 1A—Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our Common Stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated October 8, 2019.

ii

TABLE OF CONTENTS

  Page

About This Prospectus	1
Prospectus Summary	2
Risk Factors	5
Cautionary Note Regarding Forward-Looking Statements	6
Use of Proceeds	7
Description of Common Stock to be Registered	8
Selling Stockholders	10
Plan of Distribution	13
Legal Matters	15
Experts	15
Where You Can Find More Information	15
Information Incorporated by Reference	16

iii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”). Under this registration statement, the Selling Stockholders may sell, at any time and from time to time, in one or more offerings, up to 2,081,451 shares of Common Stock.  We will not receive any of the proceeds from the sale of shares of our Common Stock by the Selling Stockholders.

You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of Common Stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of Common Stock other than the shares of our Common Stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any shares of Common Stock any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

For investors outside the United States: Neither us nor the Selling Stockholders have done anything that would permit our public offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this prospectus outside of the United States.

Except where the context otherwise requires or where otherwise indicated, the terms “we,” “us,” “our,” “Loop Industries,” “Loop” and “the company” refer to Loop Industries, Inc., a Nevada corporation, and its consolidated subsidiaries. References to the “Selling Stockholders” refer to the stockholders listed herein under the heading “Selling Stockholders” and each of their donees, pledgees, transferees or other successors-in-interest.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our Common Stock, you should carefully read this entire prospectus, including the matters set forth under the sections of this prospectus captioned “Risk Factors” in this prospectus, the financial statements and related notes and other information that we incorporate by reference herein, including our most recent report on Form 10-K or on Form 10-Q. Unless the context otherwise requires, the terms “Loop Industries, Inc.,” “Loop Industries,” “Loop,” “the company,” “we,” “us” and “our” in this prospectus refer to the consolidated operations of Loop Industries, Inc. and its consolidated subsidiaries as a whole.

Loop Industries, Inc.

Overview

Loop is a technology and licensing company whose mission is to accelerate the world’s shift toward sustainable plastic and away from our dependence on fossil fuels. Loop owns patented and proprietary technology that depolymerizes no and low value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpet and polyester textile of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and repolymerized to create virgin-quality Loop™ branded PET plastic resin and polyester fiber suitable for use in food-grade packaging to be sold to consumer goods companies to help them meet their sustainability objectives. Through our customers and production partners, Loop is leading a global movement toward a circular economy by commercializing a leading-edge technology which will ensure plastic stays in the economy for a more sustainable future for all.

Our Technology

The power of our technology lies in its ability to divert and recover what is currently considered plastic waste from landfills, rivers, oceans and natural areas for use as feedstock to create new, sustainable, infinitely recyclable Loop™ PET plastic resin and polyester fiber. We believe our technology can deliver a cost-effective and profitable virgin quality PET plastic resin suitable for use in food-grade packaging.

Our Generation I technology process yielded polyethylene terephthalate (“PTA”) and monoethylene glycol (“MEG”), two common monomers of PET plastic, through depolymerization. While monomers were of excellent purity and strong yield, we continued to challenge ourselves to drive down cost and eliminate inputs. It was during this process that we realized we could eliminate water and chlorinated solvents from the purification process, reduce the number of reagents from five to two and reduce the number of purification steps from 12 to four, if we shifted from the production of PTA to the production of dimethyl terephthalate (“DMT”), another proven monomer of PET plastic that is far simpler to purify. Since June 2018, when we transitioned to our Generation II technology and our newly built industrial pilot plant, we continue to see consistently high monomer yields, excellent purity and improved conversion costs.

This shift, from producing the monomer PTA to the monomer DMT was a pivotal moment for Loop. The Generation II technology is more cost-effective, easier to commercialize, more economical for our customers and requires less energy and fewer resource inputs than conventional PET production processes. We believe it to be one of the most environmentally sustainable methods for producing virgin quality food-grade PET plastic in the world.

To protect our technology, and in addition to the patents we hold for our Generation I (or “GEN I”) technology, we have patents pending for our Generation II (or “GEN II”) technology in various jurisdictions around the world. On April 9, 2019, the GEN II U.S. patent was formally approved and issued. Freedom to Operate searches have also been conducted that indicate no conflicts with any of our existing patents or applications and we adhere to rigorous internal data and confidentiality controls.

Corporate Information and History

We were originally incorporated in Nevada in March 2010 under the name Radikal Phones Inc., which was changed to First American Group Inc. in October 2010. On July 29, 2015, we completed a reverse acquisition of Loop Holdings, Inc., whereby we acquired all of its issued and outstanding common shares in a share exchange for approximately 78.1% of the capital stock of our company at the time. The depolymerization business of Loop Holdings, Inc. became our sole operating business. On June 22, 2015, our board of directors approved a change in the fiscal year end date from September 30 to the last day of February. On July 21, 2015 we changed our name to Loop Industries, Inc. Loop Holdings, Inc. was originally incorporated in Nevada on October 23, 2014. On March 9, 2017, Loop Holdings, Inc. merged with and into us.

Our principal executive offices are located at 480 Fernand-Poitras Street, Terrebonne, Québec J6Y 1Y4 Canada. Our telephone number is (450) 951-8555. Our website address is http://www.loopindustries.com. The information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus and should not be considered to be part of this prospectus.

THIS OFFERING

The shares of Common Stock offered in this prospectus relate to the potential resale of an aggregate of 2,081,451 shares of Common Stock. Immediately following this offering, we will have 40,629,221 shares of Common Stock outstanding, assuming the conversion of all notes and exercise of all the warrants underlying the shares of Common Stock registered herein. The number of shares of our common stock outstanding after this offering is based on 39,032,528 shares of common stock outstanding as of October 7, 2019.

On March 4, 2019, we issued 150,000 shares of Common Stock (the “Plaintiff Common Shares”) and 500,000 warrants exercisable for shares of our Common Stock (the “Plaintiff Warrants”) pursuant to a settlement agreement and release (the “Settlement Agreement”) that we entered into with certain of the Selling Stockholders on February 26, 2019. 300,000 of the Plaintiff Warrants are exercisable for shares of the company’s Common Stock at an exercise price of $12.00 per share for a period of 24 months following the date of the Settlement Agreement. The remaining 200,000 Plaintiff Warrants were exercisable for shares of the company’s Common Stock at an exercise price of $11.00 per share for a period of 24 months, but in the event the company’s 5-day average trading price during any period in the first 18 months following the date of the Settlement Agreement is above $11 per share, then the exercise term of such warrants shall automatically be reduced to 18 months instead of 24 months. Because Loop’s 5-day average trading price was above $11 per share during the 5-day period of July 1, 2019 to July 8, 2019, the exercise term of such warrants has been reduced to 18 months instead of 24 months. As part of the Settlement Agreement, we agreed to file this registration statement to register the resale of the shares issued and issuable pursuant to the Plaintiff Warrants to the Selling Stockholders.

On November 13, 2018 and January 3, 2019, we issued an aggregate principal amount of $2,650,000 convertible promissory notes (the “2018 Convertible Notes”). The 2018 Convertible Notes included related warrants (the “2018 Convertible Note Warrants”), which are exercisable for an additional fifty percent (50%) of the shares of Common Stock issued upon the conversion of the 2018 Convertible Notes. On April 5, 2019, we entered into an Amendment and Conversion Agreement to the November 2018 Convertible Notes, which provided for voluntary conversion of the 2018 Convertible Notes at a conversion price of $8.55, and on April 8, 2019, the company entered into amendments to the 2018 Convertible Note Warrants, which set the exercise price as $8.55 per share. On April 5, 2019, all holders of 2018 Convertible Notes elected to convert their notes into shares of Common Stock of the company at the conversion price of $8.55 per share. This registration statement registers the shares of Common Stock of the company issued pursuant to the conversion of the 2018 Convertible Notes and issuable pursuant to the 2018 Convertible Note Warrants.

On January 15, 2019 and January 21, 2019, we issued an aggregate principal amount of $4,900,000 convertible promissory notes (the “2019 Convertible Notes” and, together with the 2018 Convertible Notes, the “Notes”), which mature on January 15, 2020 and January 21, 2020, respectively, and automatically convert into shares of our Common Stock at the price per share equal to $8.10 (the “2019 Convertible Note Conversion Price”). The 2019 Convertible Note Conversion Price may be adjusted in the event that we issue common shares in a private sale or offering at a lower price per share (the “2019 Convertible Note New Share Price”) within 180 days of the closing date. The 2019 Convertible Note New Share Price would become the new conversion price of the 2019 Convertible Note notes, the 2019 Convertible Note New Issuance Price, which would impact the number of shares and warrants issued. All accrued interest shall be paid in cash or in shares of the company’s Common Stock, at the discretion of each holder of a 2019 Convertible Note. If interest is paid in company’s Common Stock, the price per share shall be equal to the trading price of the company’s Common Stock on the Nasdaq Global Market at the close of the market on the date immediately preceding the maturity date.

The 2019 Convertible Notes include related warrants (the “2019 Convertible Note Warrants” and, together with the 2018 Warrants, the “Warrants”), which are exercisable for an additional fifty percent (50%) of the shares of Common Stock issued upon the conversion of the 2019 Convertible Notes. The per share purchase price (the “2019 Convertible Note Exercise Price”) for each share of Common Stock issuable pursuant to the 2019 Convertible Note Warrant shall be equal to 115% of the 2019 Convertible Note Conversion Price or the 2019 Convertible Note New Issuance Price, as applicable. Each 2019 Convertible Note Warrant expires twenty-four (24) months from the date of the conversion of the January 2019 Convertible Notes (the “2019 Convertible Note Warrant Expiration Date”) and holders of the 2019 Convertible Notes may exercise the 2019 Convertible Note Warrants at any time prior to the 2019 Convertible Note Warrant Expiration Date. On April 4, 2019, we entered into an amendment (the “2019 Purchase Agreement Amendment”) to the Note and Warrant Purchase Agreement dated as of January 15, 2019, among the company and certain accredited investors (the “2019 Purchase Agreement”), the 2019 Convertible Notes and the 2019 Convertible Note Warrants. This registration statement registers the shares of Common Stock of the company issuable pursuant to the conversion of the 2019 Convertible Notes and pursuant to the 2019 Convertible Note Warrants.

Additionally, the Selling Stockholders may offer shares of our Common Stock, par value $0.0001 per share, to the extent such shares were issued and outstanding prior to the original date of filing of the registration statement to which this prospectus relates.

See “Plan of Distribution” and “Description of Common Stock to be Registered” for additional information concerning this registration statement.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Prior to making a decision about investing in our Common Stock, you should carefully consider the risks, uncertainties and assumptions discussed under “Risk Factors” in our most recent Annual Report on Form 10-K or Quarterly Reports on Form 10-Q and in other documents, which are incorporated herein by reference into this prospectus, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Information Incorporated by Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference herein and therein contain forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of such terms and other comparable terminology.

These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, ability to improve and expand our capabilities, competition, expected activities and expenditures as we pursue our business plan, the adequacy of our available cash resources, regulatory compliance, plans for future growth and future operations, the size of our addressable market, market trends, and the effectiveness of the company’s internal control over financial reporting. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. The economic environment within which we operate could materially affect our actual results. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These risks and other factors include, but are not limited to, those listed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates” included in our most recent Annual Report on Form 10-K filed with the SEC and the description of material changes thereto, if any, included in our Quarterly Reports on Form 10-Q or subsequent filings with the SEC. Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) commercialization of our technology and products, (ii) our status of relationship with partners, (iii) development and protection of our intellectual property and products, (iv) our need for and ability to obtain additional financing, (v) industry competition, (vi) regulatory and other legal compliance, (vii) the exercise of the control over us by Mr. Daniel Solomita, our President and Chief Executive Officer, Chairman of the Board of Directors, (viii) other factors over which we have little or no control, (ix) building our manufacturing facility, (x) and our ability to sell our products in order to generate revenues, (xi) our proposed business model and our ability to execute thereon, (xii) whether the reassessment of our internal controls over financial reporting could lead us to conclude that there were deficiencies in its internal control over financial reporting that constitute material weaknesses, (xiii) adverse effects on the company’s business and operations as a result of increased regulatory, media or financial reporting issues and practices, rumors or otherwise and (xiv) other factors discussed in our subsequent filings with the SEC.

Management has included projections and estimates in this prospectus, which are based primarily on management’s experience in the industry, assessments of our results of operations, discussions and negotiations with third parties and a review of information filed by our competitors with the SEC or otherwise publicly available.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

USE OF PROCEEDS

This prospectus relates to the Common Stock that may be sold from time to time by the Selling Stockholders who will receive all of the proceeds from any sale of the shares of Common Stock. We will not receive any of the proceeds from any sales of the shares of Common Stock by the Selling Stockholders.

DESCRIPTION OF COMMON STOCK TO BE REGISTERED

The following description summarizes the material terms of our Common Stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our Common Stock, you should refer to our articles of incorporation, as amended, and our amended and restated bylaws and to the provisions of applicable Nevada law. For a description of our capital stock, you should refer to our registration statement on Form 8-A (Commission File No. 001-38301), filed with the SEC on November 17, 2017, including any subsequent amendment or any report filed for the purpose of updating such description, incorporated by reference in this prospectus.

Authorized Capitalization

Our authorized capital stock consists of 250,000,000 shares of Common Stock, $0.0001 par value, 1 share designated as Series A preferred stock, $0.0001 par value, and 24,999,999 shares as undesignated preferred stock, $0.0001 par value, the rights, preferences and privileges of which may be designated from time to time by our board of directors. As of October 4, 2019, there were 39,032,528 shares of our Common Stock issued and outstanding held of record by approximately 77 stockholders and 1 share of Series A preferred stock issued and outstanding held of record by 1 stockholder. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Common Stock

Voting

The holders of Common Stock are entitled to one (1) vote for each share of Common Stock outstanding, and shall be entitled to notice of any shareholders’ meeting. Except as otherwise provided by the law of the State of Nevada, any corporate action to be taken shall be authorized by a majority of the votes cast by the shareholders. There are no cumulative rights to voting.

Protective Provisions

There are no protective provisions for holders of our Common Stock.

Dividends

Subject to the rights of the preferred shareholders set forth in our articles of incorporation, our board of directors shall have full power and discretion, to determine out of legally available funds what, if any, dividends or distributions shall be declared and paid. Dividends may be paid in cash, in property, or in shares of Common Stock. Shares of Common Stock and Series A preferred stock are treated equally and ratably, on a per share basis, with respect to any dividend or distribution from us. If a dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, the holders of Common Stock shall receive Common Stock or rights to acquire Common Stock.

Liquidation Rights

If there is a liquidation, dissolution or winding up of the company, holders of our Common Stock and Series A preferred stock would be entitled to share in our assets remaining after the payment of liabilities equally and ratably, on a per share basis.

Other Provisions

Holders of our Common Stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8206.

Listing

Our Common Stock is listed on the NASDAQ Global Market under the symbol “LOOP.”

Effect of Certain Provisions of our Articles of Incorporation and Bylaws

Some provisions of our articles of incorporation and bylaws contain provisions that could make the following transactions more difficult:

●
acquisition of us by means of a tender offer;
●
acquisition of us by means of a proxy contest or otherwise; or
●
removal of our incumbent officers and directors.

These provisions, summarized below, are designed to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

●
Undesignated Preferred Stock.  The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.
●
Protective Provisions. The Series A preferred stock has certain protective provisions, as set forth in our articles of incorporation, that could have an effect of delaying, deferring or preventing a change in control of the company.

SELLING STOCKHOLDERS

The shares of our Common Stock being offered by the Selling Stockholders are those previously issued to the Selling Stockholders, and those issuable to the Selling Stockholders, upon conversion of the Notes and upon exercise of the Warrants. For additional information regarding the issuances of those shares of our Common Stock, the Notes and Warrants, see “Prospectus Summary—About this Offering” above. We are registering the shares of our Common Stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of our Common Stock and the Warrants, the Selling Stockholders have not had any material relationship with us within the past three years.

The following table details the name of each Selling Stockholders, the number of shares of our Common Stock owned by each of the Selling Stockholders, based on its ownership of the shares of our Common Stock, Notes and Warrants as of October 4, 2019, and the number of shares of our Common Stock that may be offered by the Selling Stockholders for resale under this prospectus assuming exercise of the Warrants held by the Selling Stockholders on that date, without regard to any limitations on exercises. The following table has been prepared on the assumption that all shares offered for resale by the Selling Stockholders under this prospectus will be sold to parties unaffiliated with the Selling Stockholders.

The percentage of shares of our Common Stock owned by the Selling Stockholders both prior to and following the offering of shares of Common Stock pursuant to this prospectus, is based on 39,032,528 shares of our Common Stock outstanding as of October 4, 2019 and does not take into account any shares of Common Stock issued by us pursuant to this prospectus. We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of our Common Stock.

Under the terms of the 2019 Convertible Notes and Warrants, a Selling Stockholder may not exercise the 2019 Convertible Notes and Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates, to beneficially own a number of common shares which would exceed 19.9% of our then outstanding common shares following such exercise, excluding for purposes of such determination common shares issuable upon exercise of the 2019 Convertible Notes and Warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Unless otherwise indicated in the footnotes below, each Selling Stockholder named in the following table possesses sole voting and investment power over the shares listed. The information does not necessarily indicate ownership for any other purpose. Unless otherwise noted below, the address of each stockholder listed on the table is c/o Loop Industries, Inc., 480 Fernand-Poitras, Terrebonne, Québec, Canada, J6Y 1Y4. The actual number of shares held by each Selling Stockholder listed below may be greater than this number held of record, as the Selling Stockholder may be beneficial owners of additional shares that are held in street name by brokers and other nominees or in trust or by other entities.

			Shares of Common Stock Owned After the Offering
Name of Selling Stockholder	Shares of Common Stock Owned Prior to the Offering	Shares of Common Stock Being Registered for Resale (1) †	Shares	Percentage
Peter Howser	7,030	9,045(2)	1,000	*
Wan Jin	6,030	9,045(3)	-	*
Qian Shang	6,030	9,045(4)	-	*
Peidong Xu	6,030	9,045(5)	-	*
David A. Glassett	35,932	17,894(6)	24,000	*
James H. Steinmann	61,132	17,894(7)	49,200	*
Jack Cola	-	24,317(8)	-	*
Louis Cola	-	24,317(9)	-	*
Philip Cola	-	24,317(10)	-	*
Mitchell Greenspoon	-	24,317(11)	-	*
Fred Howser	92,090	27,135(12)	74,000	*
Giesco Properties Inc.	25,000	29,182(13)	28,118	*
Miller Family Legacy, LLC	163,485	45,225(14)	133,335	*
Z23 Capital Inc.	15,432	47,855(15)	-	*
Stone Tower Investments LLC	-	48,635(16)	-	*
Goldie Holdings Inc.	323,483	145,906(17)	187,900	*
CCBB Investments Group, LLC	2,025,879	153,764(18)	1,923,370	4.68%
Everplus F&B Fund, LLC	120,599	180,899(19)	-	*
Paul M. Cugno	65,000	315,000(20)	-	*
Henry Lorin	85,000	335,000(21)	-	*
9014-4304 Quebec Inc.	346,246	583,614(22)	346,246	*
Total	3,384,398	2,081,451	2,767,169	6.73%

†
For the purposes of calculating share ownership on this table, we have assumed that the price per share to be used in calculating the interest to be paid on the 2019 Convertible Notes is $12.83. All accrued interest on the 2019 Convertible Notes shall be paid in cash or in shares of the company’s Common Stock, at the discretion of each holder of a 2019 Convertible Note. If interest is paid in company’s Common Stock, the price per share shall be equal to the trading price of the company’s Common Stock on the Nasdaq Global Market at the close of the market on the date immediately preceding the maturity date.
*
Represents ownership of less than 1%.
(1)
Assumes sale of all shares offered hereby, although selling stockholders are not obligated to sell any shares.
(2)
The number of shares offered by the Selling Stockholder is comprised of (i) 6,030 shares of Common Stock held by the Selling Stockholder; and (ii) 3,015 shares of Common Stock issuable upon the exercise of warrants held by the Selling Stockholder.
(3)
The number of shares offered by the Selling Stockholder is comprised of (i) 6,030 shares of Common Stock held by the Selling Stockholder; and (ii) 3,015 shares of Common Stock issuable upon the exercise of warrants held by the Selling Stockholder.
(4)
The number of shares offered by the Selling Stockholder is comprised of (i) 6,030 shares of Common Stock held by the Selling Stockholder; and (ii) 3,015 shares of Common Stock issuable upon the exercise of warrants held by the Selling Stockholder.
(5)
The number of shares offered by the Selling Stockholder is comprised of (i) 6,030 shares of Common Stock held by the Selling Stockholder; and (ii) 3,015 shares of Common Stock issuable upon the exercise of warrants held by the Selling Stockholder.
(6)
The number of shares offered by the Selling Stockholder is comprised of (i) 11,929 shares of Common Stock held by the Selling Stockholder; and (ii) 5,965 shares of Common Stock issuable upon the exercise of warrants held by the Selling Stockholder.
(7)
The number of shares offered by the Selling Stockholder is comprised of (i) 11,929 shares of Common Stock held by the Selling Stockholder; and (ii) 5,965 shares of Common Stock issuable upon the exercise of warrants held by the Selling Stockholder.
(8)
The number of shares offered by the Selling Stockholder is comprised of (i) 15,432 shares of Common Stock issuable upon the upcoming conversion of a convertible note held by the Selling Stockholder, which will convert on January 15, 2020; (ii) 7,716 shares of Common Stock issued upon the exercise of warrants held by the Selling Stockholder; (iii) 779 shares of Common Stock expected to be issuable upon the upcoming conversion of the convertible of note held by the Selling Stockholder as interest earned; and (iv) 390 shares of Common Stock expected to be issuable upon the upcoming exercise of the warrants held by the Selling Stockholder as interest earned.

(9)
The number of shares offered by the Selling Stockholder is comprised of (i) 15,432 shares of Common Stock issuable upon the upcoming conversion of a convertible note held by the Selling Stockholder, which will convert on January 15, 2020; (ii) 7,716 shares of Common Stock issued upon the exercise of warrants held by the Selling Stockholder; (iii) 779 shares of Common Stock expected to be issuable upon the upcoming conversion of the convertible of note held by the Selling Stockholder as interest earned; and (iv) 390 shares of Common Stock expected to be issuable upon the upcoming exercise of the warrants held by the Selling Stockholder as interest earned.
(10)
The number of shares offered by the Selling Stockholder is comprised of (i) 15,432 shares of Common Stock issuable upon the upcoming conversion of a convertible note held by the Selling Stockholder, which will convert on January 15, 2020; (ii) 7,716 shares of Common Stock issued upon the exercise of warrants held by the Selling Stockholder; (iii) 779 shares of Common Stock expected to be issuable upon the upcoming conversion of the convertible of note held by the Selling Stockholder as interest earned; and (iv) 390 shares of Common Stock expected to be issuable upon the upcoming exercise of the warrants held by the Selling Stockholder as interest earned.
(11)
The number of shares offered by the Selling Stockholder is comprised of (i) 15,432 shares of Common Stock issuable upon the upcoming conversion of a convertible note held by the Selling Stockholder, which will convert on January 15, 2020; (ii) 7,716 shares of Common Stock issued upon the exercise of warrants held by the Selling Stockholder; (iii) 779 shares of Common Stock expected to be issuable upon the upcoming conversion of the convertible of note held by the Selling Stockholder as interest earned; and (iv) 390 shares of Common Stock expected to be issuable upon the upcoming exercise of the warrants held by the Selling Stockholder as interest earned.
(12)
The number of shares offered by the Selling Stockholder is comprised of (i) 18,090 shares of Common Stock held by the Selling Stockholder; and (ii) 9,045 shares of Common Stock issuable upon the exercise of warrants held by the Selling Stockholder.
(13)
The number of shares offered by the Selling Stockholder is comprised of (i) 18,519 shares of Common Stock issuable upon the upcoming conversion of a convertible note held by the Selling Stockholder, which will convert on January 21, 2020; (ii) 9,260 shares of Common Stock issuable upon the exercise of warrants held by the Selling Stockholder; (iii) 935 shares of Common Stock expected to be issuable upon the upcoming conversion of the convertible of note held by the Selling Stockholder as interest earned; and (iv) 468 shares of Common Stock expected to be issuable upon the upcoming exercise of the warrants held by the Selling Stockholder as interest earned.
(14)
The number of shares offered by the Selling Stockholder is comprised of (i) 30,150 shares of Common Stock held by the Selling Stockholder; and (ii) 15,075 shares of Common Stock issuable upon the exercise of warrants held by the Selling Stockholder.
(15)
The number of shares offered by the Selling Stockholder is comprised of (i) 15,432 shares of Common Stock held by the Selling Stockholder; (ii) 30,864 shares of Common Stock issuable upon the upcoming conversion of a convertible note held by the Selling Stockholder, which will convert on January 21, 2020; and (iii) 1,559 shares of Common Stock expected to be issuable upon the upcoming conversion of the convertible of note held by the Selling Stockholder as interest earned.
(16)
The number of shares offered by the Selling Stockholder is comprised of (i) 30,864 shares of Common Stock issuable upon the upcoming conversion of a convertible note held by the Selling Stockholder, which will convert on January 15, 2020; (ii) 15,432 shares of Common Stock issued upon the exercise of warrants held by the Selling Stockholder; (iii) 1,559 shares of Common Stock expected to be issuable upon the upcoming conversion of the convertible of note held by the Selling Stockholder as interest earned; and (iv) 780 shares of Common Stock expected to be issuable upon the upcoming exercise of the warrants held by the Selling Stockholder as interest earned.
(17)
The number of shares offered by the Selling Stockholder is comprised of (i) 92,593 shares of Common Stock issuable upon the upcoming conversion of a convertible note held by the Selling Stockholder, which will convert on January 15, 2020; (ii) 46,297 shares of Common Stock issuable upon the exercise of warrants held by the Selling Stockholder; (iii) 4,677 shares of Common Stock expected to be issuable upon the upcoming conversion of the convertible of note held by the Selling Stockholder as interest earned; and (iv) 2,339 shares of Common Stock expected to be issuable upon the upcoming exercise of the warrants held by the Selling Stockholder as interest earned.
(18)
The number of shares offered by the Selling Stockholder is comprised of (i) 102,509 shares of Common Stock held by the Selling Stockholder; and (ii) 51,255 shares of Common Stock issuable upon the exercise of warrants held by the Selling Stockholder.
(19)
The number of shares offered by the Selling Stockholder is comprised of (i) 120,599 shares of Common Stock held by the Selling Stockholder; and (ii) 60,300 shares of Common Stock issuable upon the exercise of warrants held by the Selling Stockholder.
(20)
The number of shares offered by the Selling Stockholder is comprised of (i) 65,000 shares of Common Stock held by the Selling Stockholder; and (ii) 250,000 shares of Common Stock issuable upon the exercise of warrants held by the Selling Stockholder.
(21)
The number of shares offered by the Selling Stockholder is comprised of (i) 85,000 shares of Common Stock held by the Selling Stockholder; and (ii) 250,000 shares of Common Stock issuable upon the exercise of warrants held by the Selling Stockholder.
(22)
The number of shares offered by the Selling Stockholder is comprised of (i) 370,370 shares of Common Stock issuable upon the upcoming conversion of a convertible note held by the Selling Stockholder, which will convert on January 15, 2020; (ii) 185,185 shares of Common Stock issued upon the exercise of warrants held by the Selling Stockholder; (iii) 18,706 shares of Common Stock expected to be issuable upon the upcoming conversion of the convertible of note held by the Selling Stockholder as interest earned; and (iv) 9,353 shares of Common Stock expected to be issuable upon the upcoming exercise of the warrants held by the Selling Stockholder as interest earned.

PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell any or all of their shares of Common Stock registered pursuant to this registration statement on any stock exchange, market or trading facility on which the shares are traded or in private transactions, in any of the following ways: (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The shares of Common Stock registered herein may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. These sales may be at fixed or negotiated prices.

The Selling Stockholders may use any one or more of the following methods when selling shares:

●
underwritten transactions;

●
privately negotiated transactions;

●
sales through the NASDAQ Global Market or on any national securities exchange or quotation service on which the shares of Common Stock may be listed or quoted at the time of sale;

●
sales in the over-the-counter market;

●
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●
broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares of Common Stock at a stipulated price per share;

●
a block trade (which may involve crosses) in which the broker-dealer so engaged will attempt to sell the Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●
“at the market” offerings to or through a market maker or into an existing trading market, on an exchange or otherwise;

●
exchange distributions and/or secondary distributions;

●
short sales and delivery of shares of Common Stock to close out short positions;

●
sales by broker-dealers of shares of Common Stock that are loaned or pledged to such broker-dealers;

●
a combination of any such methods of sale; and

●
any other method permitted pursuant to applicable law.

A Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of shares of our Common Stock registered herein to its members, partners or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of such selling stockholder, such members, partners or stockholders would thereby receive freely tradeable shares of our Common Stock pursuant to the distribution through a registration statement.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of Common Stock registered herein by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock registered herein from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders also may transfer the shares of Common Stock registered herein in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of Common Stock registered herein from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares of Common Stock registered herein may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of Common Stock registered herein. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of Common Stock registered herein, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of Common Stock registered herein by any Selling Stockholder. If we are notified by any Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of Common Stock registered herein, if required, we will file a supplement to this prospectus. If the Selling Stockholders use this prospectus for any sale of the shares of Common Stock registered herein, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our Common Stock registered herein and activities of the Selling Stockholders.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon by Ballard Spahr LLP, Las Vegas, Nevada. Additional legal matters may be passed on for any underwriters, dealers or agents by counsel we will name in any applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of February 28, 2019 and 2018 and for the years then ended and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of February 28, 2019 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended February 28, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements for the year ended February 28, 2017 incorporated by reference to the Annual Report on Form 10-K for the year ended February 28, 2019 have been so incorporated in reliance on the report of Weinberg & Company, P.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of, relating to the offering of these shares of Common Stock. The registration statement, including the attached exhibits, contains additional relevant information about us and the shares of Common Stock. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Information Incorporated by Reference” are also available on our investor relations web site (http://www.loopindustries.com/en/investors/home). We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

We “incorporate by reference” certain documents we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in this prospectus or in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

●
our Annual Report on Form 10-K for the fiscal year ended February 28, 2019, filed with the SEC on May 8, 2019;

●
our Definitive Proxy Statement, filed with the SEC on May 10, 2019, relating to our 2019 Annual Meeting of Stockholders held on June 27, 2019, to the extent incorporated by reference into such Annual Report on Form 10-K;

●
our Quarterly Reports on Form 10-Q for the quarters ended May 31, 2019 and August 31, 2019, filed with the SEC on July 8, 2019 and October 8, 2019, respectively;

●
all other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act, since February 28, 2019 (except to the extent information contained in Current Reports on Form 8-K therein that is furnished and not filed);

●
the description of our Common Stock as set forth in our registration statement on Form 8-A (Commission File No. 001-38301), filed with the SEC on November 17, 2017, including any subsequent amendment or any report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address: Loop Industries, Inc., 480 Fernand-Poitras, Terrebonne, Québec, Canada, J6Y 1Y4 91367, Attention: General Counsel, or you may call us at (450) 951-8555.

2,081,451 Shares of Common Stock

Offered by the Selling Stockholders

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

Amount to be Paid
SEC registration fee	$3,377.15
Accounting fees and expenses	*
Legal fees and expenses	*
Printing and engraving expenses	*
Transfer agent and registrar fees and expenses	*
Miscellaneous	*
Total	$3,377.15

*
These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated as of the date of this prospectus.

Item 15. Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes, the NRS, provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the company) by reason of the fact that such person is or was our director, officer, employee or agent, or a director, officer, employee or agent of another corporation or enterprise at our request, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by her or him in connection with such action, suit or proceeding if (i) such person is not liable for a breach of a fiduciary duty, pursuant to NRS 78.138, or (ii) such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe her or his conduct was unlawful.

Similar indemnity is authorized pursuant to NRS 78.7502 for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the company, if (i) such person is not liable for a breach of a fiduciary duty, pursuant to NRS 78.138, or (ii) such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the our best interests, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable, after the exhaustion of all appeals therefrom, to the company or from amounts paid in settlement to the company.

Unless ordered by a court or advanced pursuant to NRS 78.751, any such discretionary indemnification pursuant to NRS 78.7502 may be made only as authorized in each specific case upon a determination by the stockholders, disinterested directors, or in certain instances in a written opinion by independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify her or him against the expenses which such offer or director actually and reasonably incurred. Under NRS 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing to repay the expenses if it is determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified.

Our bylaws provide for the indemnification of any person who was, or is threatened to be made, a party to a proceeding, by reason of the fact that such person is or was our director, officer, employee or agent, or while our director, officer, employee or agent is or was serving at our request as a director, officer, employee, agent or similar functionary of another corporation or enterprise, to the fullest extent permitted by Nevada law. The indemnification provisions contained within our bylaws supplement the indemnification agreements that we entered into with each of our officers and directors, as discussed below. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. The foregoing indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

We maintain an insurance policy on behalf of our directors and officers, covering certain liabilities which may arise as a result of the actions of the directors and officers. We have entered into an indemnification agreement with each of our officers and directors pursuant to which they will be indemnified by us, subject to certain limitations, for any liabilities incurred by them in connection with their role as officers or directors of the company.

Item 16. Exhibits.

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes the signature page to this registration statement and is incorporated herein by reference.

Item 17. Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

 (i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

 (ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

 (iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

 (i)
If the registrant is relying on Rule 430B,

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or

 (ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

 (i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

 (ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

 (iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

 (iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
4.1	Articles of Incorporation, as amended to date	10-K	000-54768	3.1	5/30/2017
4.2	By-laws, as amended to date	8-K	000-54768	3.1	4/10/2018
5.1	Opinion of Ballard Spahr LLP				Filed herewith
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm				Filed herewith
23.2	Consent of Weinberg & Company, P.A., Independent Registered Public Accounting Firm				Filed herewith
23.3	Consent of Ballard Spahr LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page to this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the filing requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Terrebonne, Province of Québec, on October 8, 2019.

LOOP INDUSTRIES, INC.

By:	/s/ Daniel Solomita
Name: Daniel Solomita
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Solomita, Nelson Gentiletti and Michel Megelas, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Loop Industries, Inc.) to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements and amendments thereto filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date

/s/ Daniel Solomita	Chief Executive Officer, President and Director (Principal Executive Officer)	October 8, 2019
Daniel Solomita

/s/ Nelson Gentiletti	Chief Financial Officer and Treasurer	October 8, 2019
Nelson Gentiletti	(Principal Financial Officer and Principal Accounting Officer)

/s/ Laurence Sellyn	Director	October 8, 2019
Laurence Sellyn

/s/ Jay Stubina	Director	October 8, 2019
Jay Stubina

/s/ Sidney Horn	Director	October 8, 2019
Sidney Horn

/s/ Andrew Lapham	Director	October 8, 2019
Andrew Lapham